EXHIBIT 99.1

MultiPlan Announces CFO Transition

NEW YORK, NY — August 1, 2024 — MultiPlan Corporation (“MultiPlan” or the “Company”) (NYSE: MPLN), a leading value-added provider of data analytics and technology-enabled end-to-end cost management, as well as payment and revenue integrity solutions to the U.S. healthcare industry, announced today its CFO transition plan and named Doug Garis as EVP and CFO, effective August 5, 2024.

Jim Head, who has served as EVP and CFO of MultiPlan since November 2021, will transition to a strategic advisor to the Company through the end of the year to ensure a smooth transition.

Mr. Garis is an accomplished executive, bringing nearly two decades of global public markets expertise from technology, healthcare, supply chain and industrial organizations to MultiPlan.

“We are in the midst of an exciting evolutionary journey at MultiPlan that will unlock the potential of our cutting- edge technology and data assets. I am excited to welcome Doug, who brings a depth of financial experience and expertise at publicly traded and high-growth organizations. His proven record of developing financial strategies, leading complex financial reformations, and driving operational efficiency will help MultiPlan reach its next level of transformational growth,” said Travis Dalton, President and Chief Executive Officer of MultiPlan. “We are grateful for Jim’s significant contributions as CFO over the past three years, and I am glad we will continue to benefit from his counsel in the coming months.”

“MultiPlan plays a critical and important role in the healthcare ecosystem, and I am thrilled about the opportunity to join the organization during this period of strategic transformation,” said Mr. Garis. “I look forward to working with the talented MultiPlan team to meet clients’ needs, fulfill our mission, deliver sustainable growth, and create lasting value for all our stakeholders.”

About Doug Garis

Most recently, Mr. Garis was the CFO of Oracle’s (NYSE: ORCL) largest vertical industry- Oracle Health and Life Sciences, where he led all financial operations following Oracle’s $28 billion acquisition of Cerner (NASDAQ: CERN) in 2022 (he was previously Head of FP&A at Cerner). Garis began his career at PwC and went on to hold multiple financial leadership roles at Masonite International Corporation (NYSE: DOOR). Garis holds an MBA in finance from The University of Tampa’s Skyes School of Business and bachelor’s degrees in finance and political science from Florida State University.

About MultiPlan

MultiPlan is committed to bending the cost curve in healthcare by delivering transparency, fairness, and affordability to the US healthcare system. Our focus is on identifying medical savings, helping to lower out-of- pocket costs, and reducing or eliminating balance billing for healthcare consumers. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets customers’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based, data and decision science, and analytics-based services. MultiPlan delivers value to more than 700 healthcare payors, over 100,000 employers, 60 million consumers, and 1.4 million contracted providers. For more information, visit multiplan.com.

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion in this press release of the future prospects and growth of the Company. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date they are made. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that may impact such forward-looking statements also include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023; and other factors beyond our control. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations MultiPlan
866-909-7427
investor@multiplan.com

Shawna Gasik
AVP, Investor Relations MultiPlan
866-909-7427
investor@multiplan.com

Media Relations
Pamela Walker
AVP, Marketing & Communication MultiPlan
781-895-3118
press@multiplan.com